AMENDMENT NO. 1 TO
                         SPARE PARTS SECURITY AGREEMENT


     AMENDMENT NO. 1, dated as of May 9, 2003 (this "AMENDMENT"), to Spare Parts Security Agreement, dated as of December 6, 2002 (the "SECURITY AGREEMENT"), between WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Security Agent (the "SECURITY AGENT"), and CONTINENTAL AIRLINES, INC., a Delaware corporation (the "COMPANY"). Certain terms used herein have the defined meanings referred to in Section 1 hereof.


                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, the Company is a certificated air carrier under Section 44705 of title 49 of the United States Code; and

     WHEREAS, in connection with the issuance and sale of the Company's Floating Rate Secured Notes due 2007 pursuant to the Original Indenture, the Company and the Security Agent entered into the Security Agreement to secure, among other things, the Company's obligations with respect to such Securities, and the Security Agreement was recorded by the Federal Aviation Administration on January 9, 2003 and was assigned Conveyance No. J001986; and

     WHEREAS, in connection with the issuance and sale of the Company's Floating Rate Secured Subordinated Notes due 2007 pursuant to the Indenture, the Company has requested that the Security Agreement be amended to secure, among other things, the Company's obligations with respect to such Subordinated Securities; and

     WHEREAS, the Original Indenture, as amended and restated to provide for the issuance of such Subordinated Securities, provides for the issuance of $300,000,000 aggregate principal amount of the Notes; and

     WHEREAS, the Controlling Party has given its written consent to this Amendment and the Company has obtained Ratings Confirmation with respect to the issuance of such Subordinated Securities.

     NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. Unless otherwise defined or provided herein, terms used herein that are defined in the Security Agreement, as amended by this Amendment, have such respective defined meanings.

     SECTION 2. AMENDMENTS. Effective as of the date hereof, the Security Agreement is hereby amended as follows:

     Section 2.1 CERTAIN REFERENCES TO SECURITIES. Each reference to "Securities" in (a) the first sentence of Section 2.01, (b) Section 4.05, (c)
Section 6.01(e), (d) Section 6.03, (e) Section 6.04, (f) Section 7.03, (g)
Section 9.02, and (h) the second "Whereas" clause of Exhibit A, is deleted and replaced with "Notes". The reference to "any one Security" in the third paragraph of Section 2.01 (which paragraph begins with "TO HAVE AND TO HOLD") is deleted and replaced with "any one Note".

     Section 2.2 RELEASE OF CASH COLLATERAL. Section 7.03(b) is amended and restated to read in its entirety as follows:

          "(b) If the Collateral Ratio is less than the Maximum Collateral Ratio, the Subordinated Collateral Ratio is less than the Maximum Subordinated Collateral Ratio, the Rotable Ratio is greater than the Minimum Rotable Ratio and the Subordinated Rotable Ratio is greater than the Minimum Subordinated Rotable Ratio, in each case as most recently determined pursuant to Article 2 or Section 3.1 of the Collateral Maintenance Agreement, and the Security Agent held any Cash Collateral as of the Valuation Date for such Collateral Ratio, Subordinated Collateral Ratio, Rotable Ratio and Subordinated Rotable Ratio (or subsequent date as of which such ratio was recalculated pursuant to Section 3.1 of the Collateral Maintenance Agreement), upon written request of the Company the Security Agent shall pay to the Company an amount of the Cash Collateral such that the Collateral Ratio would not be greater than the Maximum Collateral Ratio, the Subordinated Collateral Ratio would not be greater than the Maximum Subordinated Collateral Ratio, the Rotable Ratio would not be less than the Minimum Rotable Ratio and the Subordinated Rotable Ratio would not be less than the Minimum Subordinated Rotable Ratio, giving effect to such payment (but otherwise using the information used as of such most recent determination date to determine such ratio)."

     Section 2.3 SECURITY AGENT. Article 8 is amended and restated to read in its entirety as follows:

                                   "ARTICLE 8

                                 SECURITY AGENT

          SECTION 8.01 SECURITY AGENT. The Security Agent has been appointed pursuant to the Indenture as Security Agent hereunder. The Security Agent shall be obligated, and shall have the right, hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release of Spare Parts Collateral) solely in accordance with this Security Agreement and the Indenture. The Security Agent agrees to and shall have the benefit of all provisions of the Indenture and the other Operative Documents stated therein to be applicable to the Security Agent.

          SECTION 8.02 REPLACEMENT OF SECURITY AGENT. (a) The Security Agent may resign by so notifying the Company, the Trustee (if other than the Security Agent), the Liquidity Provider and the Controlling Party in writing. The

     Controlling Party may remove the Security Agent by so notifying the Security Agent in writing and may appoint a successor Security Agent with the Company's consent, which consent shall not be unreasonably refused or delayed. The Company may remove the Security Agent if:

               (i) the Security Agent fails to comply with Section 8.02(e);

               (ii) the Security Agent is adjudged a bankrupt or an insolvent;

               (iii) a receiver or other public officer takes charge of the Security Agent or its property;

               (iv) the Security Agent becomes incapable of acting; or

               (v) no Default or Event of Default has occurred and is continuing and the Company determines in good faith to remove the Security Agent.

          (b) If the Security Agent resigns or is removed or if a vacancy exists in the office of Security Agent for any reason, the Company shall promptly appoint a successor Security Agent. Within one year after the successor Security Agent takes office, the Controlling Party may appoint a successor Security Agent to replace the successor Security Agent appointed by the Company.

          (c) A successor Security Agent shall deliver a written acceptance of its appointment to the retiring Security Agent and to the Company. Immediately after that, the resignation or removal of the retiring Security Agent shall become effective, and the successor Security Agent shall succeed to and become vested with all the rights, powers and duties of the Security Agent under this Agreement. After any retiring Security Agent's resignation or removal, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was Security Agent.

          (d) No resignation or removal of the Security Agent and no appointment of a successor Security Agent, pursuant to this Section, shall become effective until the acceptance of appointment by the successor Security Agent under this Section. If a successor Security Agent does not take office within sixty (60) days after the retiring Security Agent resigns or is removed, the retiring Security Agent, the Company, the Liquidity Provider, the Controlling Party or Holders of at least 10% in principal amount of any series of Notes Outstanding may petition any court of competent jurisdiction for the appointment of a successor Security Agent.

          (e) The Security Agent shall have a combined capital and surplus of at least $50,000,000, as set forth in its most recent, published annual report of condition. The Security Agent shall satisfy and comply with any applicable requirements of the TIA."

     Section 2.4 DEFINITIONS APPENDIX. Appendix I to the Security Agreement is amended by deleting existing Appendix I and substituting therefor new Appendix I attached as Appendix I hereto.

     Section 2.5 EXHIBITS. Exhibit A to the Security Agreement is amended by inserting in the second parenthetical of the first "Whereas" clause before "the Security Agreement" the following: "as amended by Amendment No. 1 to Spare Parts Security Agreement,".

     SECTION 3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Trustee, the Liquidity Provider, the Policy Provider and the Security Agent as follows:

     Section 3.1 ORGANIZATION; QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Subordinated Documents. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified would not give rise to a Material Adverse Change to the Company.

     Section 3.2 CORPORATE AUTHORIZATION. The Company has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of each of the Subordinated Documents, and the performance of its obligations thereunder.

     Section 3.3 NO VIOLATION. The execution and delivery by the Company of the Subordinated Documents, the performance by the Company of its obligations thereunder and the consummation by the Company on the Subordinated Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of the Company, (b) violate any Law applicable to or binding on the Company or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to the Company), or result in the creation of any Lien (other than as permitted under the Security Agreement) upon the Pledged Spare Parts under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which the Company is a party or by which the Company or any of its properties is bound.

     Section 3.4 APPROVALS. The execution and delivery by the Company of the Subordinated Documents, the performance by the Company of its obligations thereunder and the consummation by the Company on the Subordinated Closing Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any debt of the Company and (b) any Government Entity, other than the filing of (x) the FAA Filed Documents (with the FAA) and the Financing Statements (and continuation statements periodically) and (y) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it.

     Section 3.5 VALID AND BINDING AGREEMENTS. The Subordinated Documents have been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

     Section 3.6 REGISTRATION AND RECORDATION. Except for (a) the filing for recordation (and recordation) of the FAA Filed Documents with the FAA, (b) the filing of the Financing Statements (and continuation statements relating thereto at periodic intervals), and (c) the deposit of the Initial Cash Collateral with, and the holding and investment of the Initial Cash Collateral by, the Security Agent in accordance with Article 7 of the Security Agreement, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC) is necessary in order to establish and perfect the Security Agent's security interest in the Pledged Spare Parts, the Warranties, the Spare Parts Documents and the Initial Cash Collateral as against the Company and any other Person, in each case, in any applicable jurisdictions in the United States.

     Section 3.7 THE COMPANY'S LOCATION. The Company's location (as such term is used in Section 9-307 of the UCC) is Delaware. The full and correct legal name and mailing address of the Company are correctly set forth in Section 9.05 of the Security Agreement.

     Section 3.8 COMPLIANCE WITH LAWS. (a) The Company is a Citizen of the United States and a U.S. Air Carrier.

     (b) The Company holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize the Company to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change to the Company.

     (c) The Company is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 3.9 BROKER'S FEES. No Person acting on behalf of the Company is or will be entitled to any broker's fee, commission or finder's fee in connection with the transactions pursuant to the Subordinated Documents on the Subordinated Closing Date, other than the fees and expenses payable by the Company in connection with the sale of the Subordinated Securities.

     Section 3.10 SECTION 1110. The Security Agent is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Pledged Spare Parts and to enforce any of its other rights or remedies as provided in the Security Agreement in the event of a case under Chapter 11 of the Bankruptcy Code in which the Company is a debtor.

     SECTION 4. CONSTRUCTION. All references in the Security Agreement to the "Security Agreement" shall be deemed to refer to the Security Agreement as amended by this Amendment, and the parties hereto confirm their respective obligations thereunder. The Security Agreement is hereby ratified by the parties hereto and shall remain in all respects unchanged (except as expressly provided in this Amendment) and in full force and effect.

     SECTION 5. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

     SECTION 6. COUNTERPARTS. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                       [Remainder of this page is blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date and year first above written.


                                       CONTINENTAL AIRLINES, INC.


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:


                                       WILMINGTON TRUST COMPANY, as
                                       Security Agent


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                   Appendix I

                              DEFINITIONS APPENDIX


SECTION 1. DEFINED TERMS.

     "ACCELERATION" means, with respect to the amounts payable in respect of the Notes issued under the Indenture, such amounts becoming immediately due and payable pursuant to Section 7.2 of the Indenture. "ACCELERATE", "ACCELERATED" and "ACCELERATING" have meanings correlative to the foregoing.

     "ACCRUED INTEREST" is defined in Section 3.6(a) of the Indenture.

     "ADDITIONAL PARTS" is defined in Section 3.1(a)(i) of the Collateral Maintenance Agreement.

     "ADDITIONAL ROTABLES" is defined in Section 3.1(b)(i) of the Collateral Maintenance Agreement.

     "ADVANCE" means any Advance as defined in the Liquidity Facility.

     "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

     "AGENT"  means any  Registrar,  Paying Agent or  co-Registrar  or co-Paying
Agent.

     "AGENT MEMBERS" is defined in Section 2.5(a) of the Indenture.

     "AIRCRAFT" means any contrivance invented, used, or designed to navigate, or fly in, the air.

     "AMENDMENT NO. 1 TO COLLATERAL MAINTENANCE AGREEMENT" means Amendment No. 1, dated as of the Subordinated Issuance Date, to the Collateral Maintenance Agreement.

     "AMENDMENT NO. 1 TO REFERENCE AGENCY AGREEMENT" means Amendment No. 1, dated as of the Subordinated Issuance Date, to the Reference Agency Agreement.

     "AMENDMENT NO. 1 TO SECURITY AGREEMENT" means Amendment No. 1, dated as of the Subordinated Issuance Date, to the Security Agreement.

     "ANNUAL METHODOLOGY" means, in determining an opinion as to the Fair Market Value of the Spare Parts Collateral, taking at least the following actions: (i) reviewing the Parts Inventory Report prepared as of the applicable Valuation Date; (ii) reviewing the Independent Appraiser's internal value database for values applicable to Qualified Spare Parts included in the Spare Parts Collateral; (iii) developing a representative sampling of a reasonable number of the different Qualified Spare Parts included in Spare Parts Collateral for which a market check will be conducted; (iv) checking other sources, such as manufacturers, other airlines, U.S. government procurement data and airline parts pooling price lists, for current market prices of the sample parts referred to in clause (iii); (v) establishing an assumed ratio of Serviceable Parts to Unserviceable Parts as of the applicable
Valuation Date based upon information provided by the Company and the Independent Appraiser's limited physical review of the Spare Parts Collateral referred to in the following clause (vi); (vi) visiting at least two locations selected by the Independent Appraiser where the Pledged Spare Parts are kept by the Company (neither of which was visited for purposes of the last appraisal under Section 2.1 or 2.2 of the Collateral Maintenance Agreement, whichever was most recent), PROVIDED that at least one such location shall be one of the top three locations at which the Company keeps the largest number of Pledged Spare Parts, to conduct a limited physical inspection of the Spare Parts Collateral;
(vii) conducting a limited review of the inventory reporting system applicable to the Pledged Spare Parts, including checking information reported in such system against information determined through physical inspection pursuant to the preceding clause (vi) and (viii) reviewing a sampling of the Spare Parts Documents (including tear-down reports).

     "ANNUAL VALUATION DATE" is defined in Section 2.1 of the Collateral Maintenance Agreement.

     "APPLIANCE" means an instrument, equipment, apparatus, a part, an appurtenance, or an accessory used, capable of being used, or intended to be used, in operating or controlling Aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to Aircraft during flight, and not a part of an Aircraft, Engine, or Propeller.

     "APPLICABLE MARGIN" means 0.90%.

     "APPLICABLE PERIOD" is defined in Section 3.2 of the Collateral Maintenance Agreement.

     "APPRAISAL COMPLIANCE REPORT" means, as of any date, a report providing information relating to the calculation of the Collateral Ratio, the Subordinated Collateral Ratio, Rotable Ratio and Subordinated Rotable Ratio, which shall be substantially in the form of Appendix II to the Collateral Maintenance Agreement.

     "APPRAISED VALUE" means, with respect to any Collateral, the Fair Market Value of such Collateral as most recently determined pursuant to (i) the report attached as Appendix II to the Offering Memo or (ii) Article 2 and, if applicable, Section 3.1 of the Collateral Maintenance Agreement.

     "AVAILABLE AMOUNT" means, as of any date, the Maximum Available Commitment (as defined in the Liquidity Facility) on such date.

     "AVOIDED PAYMENT" has the meaning assigned to such term in the Policy.

     "BANKRUPTCY  CODE"  means the  United  States  Bankruptcy  Code,  11 U.S.C.
Section 101 ET SEQ.

     "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee of such board duly authorized to act in respect of any particular matter.

     "BREAK AMOUNT" means, as of any date of payment, redemption or acceleration of any Note (the "APPLICABLE DATE"), an amount determined by the Reference Agent on the date that is two Business Days prior to the Applicable Date pursuant to the formula set forth below; PROVIDED, HOWEVER, that no Break Amount will be payable (x) if the Break Amount, as calculated pursuant to the formula set forth below, is equal to or less than zero or (y) on or in respect of any Applicable Date that is an Interest Payment Date (or, if such an Interest Payment Date is not a Business Day, the next succeeding Business Day)

     Break Amount = Z-Y

     Where:

     X = with respect to any applicable Interest Period, the sum of (i) the amount of the outstanding principal amount of such Note as of the first day of the then applicable Interest Period plus (ii) interest payable thereon during such entire Interest Period at then effective LIBOR.

     Y = X, discounted to present value from the last day of the then applicable
         Interest Period to the Applicable Date, using then effective LIBOR as the discount rate.

     Z = X, discounted to present value from the last day of the then applicable
         Interest Period to the Applicable Date, using a rate equal to the applicable London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the then applicable Interest Period, determined by the Reference Agent as of two Business Days prior to the Applicable Date as the discount rate.

     "BUSINESS DAY" means any day that is a day for trading by and between banks in the London interbank Eurodollar market and that is other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Houston, Texas, New York, New York, or, so long as any Security is outstanding, the city and state in which the Trustee maintains its Corporate Trust Office or, solely with respect to draws under any Policy, the city and state in which the office of the Policy Provider at which notices, presentations, transmissions, deliveries and communications are to be made under the Policy is located, and that, solely with respect to draws under the Liquidity Facility, also is a "Business Day" as defined in the Liquidity Facility.

     "CAPPED INTEREST RATE" means a rate per annum equal to 12%.

     "CASH COLLATERAL" means cash and/or Investment Securities deposited or to be deposited with the Collateral Agent or an Eligible Institution and subject to the Lien of any Collateral Agreement.

     "CASH COLLATERAL ACCOUNT" means an Eligible Deposit Account in the name of the Trustee maintained at an Eligible Institution, which shall be the Trustee if it shall so qualify, into which all amounts drawn under the Liquidity Facility pursuant to Section 3.5(c), 3.5(d) or 3.5(i) of the Indenture shall be deposited.

     "CITIZEN OF THE UNITED STATES" is defined in 49 U.S.C.ss. 40102(a)(15).

     "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

     "CLEARSTREAM" means Clearstream Banking societe anonyme, Luxembourg.

     "CLOSING DATE" means the Issuance Date.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLATERAL" means the Spare Parts Collateral and all other collateral in which the Collateral Agent has a security interest pursuant to the Collateral Agreements.

     "COLLATERAL AGENT" means the Security Agent and each other Person acting as agent on behalf of the Holders under any other Collateral Agreement.

     "COLLATERAL AGREEMENT" means the Security Agreement and any agreement under which a security interest has been granted pursuant to Section 3.1(a)(ii) of the Collateral Maintenance Agreement.

     "COLLATERAL   MAINTENANCE   AGREEMENT"  means  the  Collateral  Maintenance
Agreement, dated as of the Issuance Date, between the Company and the Policy Provider.

     "COLLATERAL RATIO" shall mean a percentage determined by dividing (i) the aggregate principal amount of all Securities Outstanding minus the sum of the Cash Collateral held by the Collateral Agent by (ii) the Fair Market Value of all Collateral (excluding any Cash Collateral), as set forth in the most recent Independent Appraiser's Certificate delivered by the Company pursuant to Article 2 of the Collateral Maintenance Agreement, as supplemented pursuant to Section
3.1 of the Collateral Maintenance Agreement, if applicable.

     "COLLECTION ACCOUNT" means the Eligible Deposit Account established by the Trustee pursuant to Section 8.13 of the Indenture which the Trustee shall make deposits in and withdrawals from in accordance with the Indenture.

     "COMPANY" means the party named as such in the Indenture or any obligor on the Notes until a successor replaces it pursuant to the Indenture and thereafter means the successor.

     "CONSENT PERIOD" is defined in Section 3.5(d) of the Indenture.

     "CONTINENTAL BANKRUPTCY EVENT" means the occurrence and continuation of an Event of Default under Section 7.1(d), (e) or (f) of the Indenture.

     "CONTINENTAL CASH BALANCE" means the sum of (a) the amount of cash and cash equivalents that would have been shown on the balance sheet of Continental and its consolidated subsidiaries prepared in accordance with GAAP as of any Valuation Date, plus (b) the amount of marketable securities that would have been reflected on such balance sheet which had, as of such Valuation Date, a maturity of less than one year and which, but for their maturity, would have qualified to be reflected on such balance sheet as cash equivalents.

     "CONTROLLING PARTY" means the Person entitled to act as such pursuant to the terms of Section 3.8 of the Indenture.

     "CORPORATE TRUST OFFICE" when used with respect to the Trustee means the office of the Trustee at which at any particular time its corporate trust business is administered and which, at the Closing Date, is located at Wilmington Trust Company, as Trustee, Rodney Square North 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

     "DEBT BALANCE" means 110% of the principal amount of the Outstanding Notes.

     "DEBT RATE" means a rate per annum equal, in the case of the first Interest Period for the Securities, to 2.32% and, in the case of any subsequent Interest Period, LIBOR for such Interest Period, as determined pursuant to the Reference Agency Agreement, plus the Applicable Margin, PROVIDED that, solely in the event no Registration Event (as defined in the Registration Rights Agreement) occurs on or prior to the 210th day after the Closing Date, the Debt Rate shall be increased by an additional margin equal to 0.50% per annum, from and including such 210th day to and excluding the earlier of (i) the date on which such Registration Event occurs and (ii) the date on which there ceases to be any Registrable Securities (as defined in the Registration Rights Agreement)); or if the Shelf Registration Statement (as defined in the Registration Rights Agreement) (if it is filed), after being declared effective by the SEC, ceases to be effective at any time during the period specified by Section 2(b)(B) of the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the Debt Rate shall be increased by an additional margin equal to 0.50% per annum from and including the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective to and excluding the date on which the Shelf Registration Statement again becomes effective (or, if earlier, the end of the period specified by Section 2(b)(B) of the Registration Rights Agreement), PROVIDED that the additional margin added to the Debt Rate pursuant to the preceding proviso shall never exceed 0.50% at any time, PROVIDED FURTHER that, if a default in the payment of interest on the Securities occurs and is continuing on any Interest Payment Date, then the Debt Rate applicable to the Interest Period ending on such Interest Payment Date shall not exceed the Capped Interest Rate, except that for purposes of any payment made by the Company intended to cure such default, this proviso shall not apply.

     "DEFAULT" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

     "DEFINITIONS APPENDIX" means the Definitions Appendix attached as Appendix I to the Indenture and constituting a part of the Indenture.

     "DEFINITIVE SECURITIES" is defined in Section 2.1(e) of the Indenture.

     "DEFINITIVE SUBORDINATED SECURITIES" is defined in Section 2A.1(e) of the Indenture.

     "DESIGNATED LOCATIONS" means the locations in the U.S. designated from time to time by the Company at which the Pledged Spare Parts may be maintained by or on behalf of the Company, which initially shall be the locations set forth on
Schedule 1 to the Security Agreement and shall include the additional locations designated by the Company pursuant to Section 4.04(d) of the Security Agreement.

     "DESIGNATED REPRESENTATIVES" is defined in Section 3.7(b) of the Indenture.

     "DISTRIBUTION DATE" means (i) each Scheduled Payment Date (and, if a Payment required to be paid to the Trustee for distribution on such Scheduled Payment Date has not been so paid by 12:30 p.m., New York time, in whole or in part, on such Scheduled Payment Date, the next Business Day on which the Trustee receives some or all of such Payment by 12:30 p.m., New York time, except for a defaulted payment of interest that is not paid within five days after the Scheduled Payment Date therefor), (ii) each day established for payment by the Trustee pursuant to Section 7.10, (iii) the Non-Performance Payment Date, (iv) the Final Legal Maturity Date, (v) the Election Distribution Date, (vi) the Policy Election Distribution Date, (vii) the date established as a Distribution Date pursuant to Section 3.6(f) of the Indenture and (viii) solely for purposes of payments to be made by the Policy Provider pursuant to Section 3.6(d) of the Indenture and not for purposes of any other payment or distribution under the Indenture, the date established for such payment in accordance with the Policy.

     "DOWNGRADE DRAWING" is defined in Section 3.5(c) of the Indenture.

     "DOWNGRADE EVENT" has the meaning assigned to such term in Section 3.5(c) of the Indenture.

     "DOWNGRADED FACILITY" is defined in Section 3.5(c) of the Indenture.

     "DRAWING" means an Interest Drawing, a Final Drawing, a Non-Extension Drawing or a Downgrade Drawing, as the case may be.

     "DTC" means The Depository Trust Company, its nominees and their respective successors.

     "ELECTION DISTRIBUTION DATE" is defined in Section 3.6(c) of the Indenture.

     "ELIGIBLE ACCOUNT" means an account established by and with an Eligible Institution at the request of the Security Agent, which institution agrees, for all purposes of the New York UCC including Article 8 thereof, that (a) such account shall be a "securities account" (as defined in Section 8-501 of the New York UCC), (b) such institution is a "securities intermediary" (as defined in
Section 8-102(a)(14) of the New York UCC), (c) all property (other than cash) credited to such account shall be treated as a "financial asset" (as defined in Section 8-102(9) of the New York UCC), (d) the Security Agent shall be the "entitlement holder" (as defined in Section 8-102(7) of the New York UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Security Agent to the exclusion of the Company, (f) it will waive or subordinate in favor of the Security Agent all claims (including without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the "securities intermediary jurisdiction" (under
Section 8-110(e) of the New York UCC) shall be the State of New York.

     "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a long-term unsecured debt rating or issuer credit rating, as the case may be, from Moody's of at least A-3 or its equivalent. An Eligible Deposit Account may be maintained with the Liquidity Provider so long as the Liquidity Provider is an Eligible Institution; provided that such Liquidity Provider shall have waived all rights of set-off and counterclaim with respect to such account.

     "ELIGIBLE INSTITUTION" means (a) the Security Agent or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating or issuer credit rating, as the case may be, from Moody's of at least A-3 or its equivalent.

     "ELIGIBLE INVESTMENTS" means (a) investments in obligations of, or guaranteed by, the U.S. Government having maturities no later than 90 days following the date of such investment, (b) investments in open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with a short-term unsecured debt rating issued by Moody's of at least P-1 and a short-term issuer credit rating issued by Standard & Poor's of at least A-1 having maturities no later than 90 days following the date of such investment or (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with a short-term unsecured debt rating by Moody's of at least P-1 and a short-term issuer credit rating by Standard & Poor's of at least A-1, having maturities no later than 90 days following the date of such investment; PROVIDED, HOWEVER, that (x) all Eligible Investments that are bank obligations shall be denominated in U.S. dollars; and (y) the aggregate amount of Eligible Investments at any one time that are bank obligations issued by any one bank shall not be in excess of 5% of such bank's capital surplus; PROVIDED FURTHER that any investment of the types described in clauses (a), (b) and (c) above may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution qualifying as an Eligible Institution so long as such investment is held by a third party custodian also qualifying as an Eligible Institution; PROVIDED FURTHER, HOWEVER, that in the case of any Eligible Investment issued by a domestic branch of a foreign bank, the income from such investment shall be from sources within the United States for purposes of the Code. Notwithstanding the foregoing, no investment of the types described in clause (b) above which is issued or guaranteed by the Company or any of its Affiliates, and no investment in the obligations of any one bank in excess of $10,000,000, shall be an Eligible Investment unless written approval has been obtained from the Policy Provider and a Ratings Confirmation shall have been received with respect to the making of such investment.

     "ENGINE" means an engine used, or intended to be used, to propel an Aircraft, including a part, appurtenance, and accessory of the Engine, except a Propeller.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

     "EVENT OF DEFAULT" is defined in Section 7.1 of the Indenture.

     "EVENT OF LOSS" means (i) the loss of any of the Pledged Spare Parts or of the use thereof due to destruction, damage beyond repair or rendition of any of the Pledged Spare Parts permanently unfit for normal use for any reason whatsoever (other than the use of Expendables in the Company's operations); (ii) any damage to any of the Pledged Spare Parts which results in the receipt of insurance proceeds with respect to such Pledged Spare Parts on the basis of an actual or constructive loss; or (iii) the loss of possession of any of the Pledged Spare Parts by the Company for ninety (90) consecutive days as a result of the theft or disappearance of such Pledged Spare Parts.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

     "EXCHANGE FLOATING RATE SECURED NOTES DUE 2007" is defined in Section 2.1(a) of the Indenture.

     "EXCHANGE FLOATING RATE SECURED  SUBORDINATED NOTES DUE 2007" is defined in
Section 2A.1(a) of the Indenture.

     "EXCHANGE OFFER" means (i) with respect to the Securities, the exchange offer which may be made pursuant to the Registration Rights Agreement to exchange Initial Securities for Exchange Securities and (ii) with respect to the Subordinated Securities, the exchange offer which may be made pursuant to the Subordinated Security Registration Rights Agreement to exchange Initial Subordinated Securities for Exchange Subordinated Securities.

     "EXCHANGE OFFER REGISTRATION STATEMENT" means (i) with respect to the Securities, the registration statement that, pursuant to the Registration Rights Agreement, is filed by the Company with the SEC with respect to the exchange of Initial Securities for Exchange Securities and (ii) with respect to Subordinated Securities, the registration statement that, pursuant to the Subordinated Security Registration Rights Agreement, is filed by the Company with the SEC with respect to the exchange of Initial Subordinated Securities for Exchange Subordinated Securities.

     "EXCHANGE SECURITIES" means the securities substantially in the form of Exhibit A to the Indenture issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement and authenticated pursuant to the Indenture.

     "EXCHANGE SUBORDINATED SECURITIES" means the securities substantially in the form of Exhibit D to the Indenture issued in exchange for the Initial Subordinated Securities pursuant to the

Subordinated Security Registration Rights Agreement and authenticated pursuant to the Indenture.

     "EXCLUDED PARTS" means Spare Parts and Appliances held by the Company at a location not a Designated Location.

     "EXPENDABLES" means Qualified Spare Parts other than Rotables.

     "EXPENSES" means any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).

     "FAA" means the Federal Aviation Administration or similar regulatory authority established to replace it.

     "FAA FILED DOCUMENTS" means the Security Agreement and Amendment No. 1 to Security Agreement.

     "FACILITY OFFICE" means, with respect to any Liquidity Facility, the office of the Liquidity Provider thereunder, presently located at 1585 Broadway, New York, New York 10036, or such other office as such Liquidity Provider from time to time shall notify the Trustee as its "Facility Office" under any such Liquidity Facility; provided that such Liquidity Provider shall not change its Facility Office to another Facility Office outside the United States of America except in accordance with Sections 3.01, 3.02 or 3.03 of any such Liquidity Facility.

     "FAIR MARKET VALUE" means, with respect to any Collateral, its fair market value determined on the basis of a hypothetical sale negotiated in an arm's length free market transaction between a willing and able seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction, under then current market conditions, provided that cash shall be valued at its Dollar amount.

     "FEDERAL   AVIATION  ACT"  means  Title  49  of  the  United  States  Code,
"Transportation", as amended from time to time, or any similar legislation of the United States enacted in substitution or replacement thereof.

     "FEE LETTERS" means, collectively, (i) the Fee Letter dated as of the Closing Date between the Trustee and the initial Liquidity Provider with respect to the initial Liquidity Facility and (ii) any fee letter entered into between the Trustee and any Replacement Liquidity Provider in respect of any Replacement Liquidity Facility.

     "FINAL DRAWING" is defined in Section 3.5(i) of the Indenture.

     "FINAL LEGAL MATURITY DATE" means December 6, 2009.

     "FINAL ORDER" has the meaning assigned to such term in the Policy.

     "FINAL SCHEDULED PAYMENT DATE" means December 6, 2007.

     "FINANCING STATEMENTS" means, collectively, UCC-1 financing statements covering the Spare Parts Collateral, by the Company, as debtor, showing the Security Agent as secured party, for filing in Delaware, Guam and each other jurisdiction that, in the opinion of the Security Agent, is necessary to perfect its Lien on the Spare Parts Collateral.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the
American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "GLOBAL EXCHANGE SECURITY" is defined in Section 2.1(f) of the Indenture.

     "GLOBAL EXCHANGE SUBORDINATED SECURITY" is defined in Section 2A.1(f) of the Indenture.

     "GLOBAL SECURITIES" is defined in Section 2.1(d) of the Indenture.

     "GLOBAL SUBORDINATED SECURITIES" is defined in Section 2A.1(d) of the Indenture.

     "GOVERNMENT ENTITY" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Operative Documents.

     "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

     "INDEMNITEE" means (i) WTC, the Trustee and the Collateral Agent, (ii) each separate or additional trustee or security agent appointed pursuant to the Indenture, (iii) each Liquidity Provider, (iv) the Policy Provider, and (v) each of the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (iv) inclusive above.

     "INDENTURE" means the Amended and Restated Indenture dated as of May 9, 2003, among the Company, the Trustee, the Liquidity Provider and the Policy Provider under which the Notes are issued.

     "INDENTURE DISCHARGE DATE" means the date of the termination of the effectiveness of the Indenture pursuant to Section 9.1(a) thereof (without giving effect to Section 9.1(b) thereof).

     "INDENTURE TRUSTEE" means the Trustee.

     "INDEPENDENT APPRAISER" means Simat, Helliesen & Eichner, Inc. or any other Person (i) engaged in a business which includes appraising Aircraft and assets related to the operation and maintenance of Aircraft from time to time and (ii) who does not have any material financial interest in the Company and is not connected with the Company or any of its Affiliates as an officer, director, employee, promoter, underwriter, partner or person performing similar functions.

     "INDEPENDENT APPRAISER'S CERTIFICATE" means a certificate signed by an Independent Appraiser and attached as Appendix II to the Offering Memo or delivered thereafter pursuant to Article 2 or Section 3.1 of the Collateral Maintenance Agreement.

     "INITIAL CASH COLLATERAL" shall mean cash in the amount of $13,056,950.

     "INITIAL FLOATING RATE SECURED NOTES DUE 2007" is defined in Section 2.1(a) of the Indenture.

     "INITIAL FLOATING RATE SECURED  SUBORDINATED  NOTES DUE 2007" is defined in
Section 2A.1(a) of the Indenture.

     "INITIAL PURCHASER" means Morgan Stanley & Co. Incorporated.

     "INITIAL SECURITIES" mean the securities issued and authenticated pursuant to the Indenture and substantially in the form of Exhibit A thereto, other than the Exchange Securities.

     "INITIAL   SUBORDINATED   SECURITIES"   means  the  securities  issued  and
authenticated pursuant to the Indenture and substantially in the form of Exhibit D thereto, other than the Exchange Subordinated Securities.

     "INSTITUTIONAL ACCREDITED INVESTOR" means an institutional investor that is an "accredited investor" within the meaning set forth in Rule 501(a)(1), (2),
(3) or (7) of Regulation D under the Securities Act.

     "INTEREST DRAWING" is defined in Section 3.5(a) of the Indenture.

     "INTEREST PAYMENT DATE" means March 6, June 6, September 6 and December 6 of each year so long as any Note is Outstanding (commencing March 6, 2003 in the case of the Securities and June 6, 2003 in the case of the Subordinated Securities), PROVIDED that if any such day is not a Business Day, then the relevant Interest Payment Date shall be the next succeeding Business Day.

     "INTEREST PERIOD" means (i) in the case of the first Interest Period, the period commencing on (and including) the Closing Date (in the case of the Securities) or the Subordinated Closing Date (in the case of the Subordinated Securities) and ending on (but excluding) the first Interest Payment Date following such date and (ii) in the case of each subsequent Interest Period, the period commencing on (and including) the last day of the immediately preceding Interest Period, and ending on (but excluding) the next Interest Payment Date.

     "INVESTMENT EARNINGS" means investment earnings on funds on deposit in the Trust Accounts net of losses and investment expenses of the Trustee in making such investments.

     "INVESTMENT SECURITY" means (a) any bond, note or other obligation which is a direct obligation of or guaranteed by the U.S. or any agency thereof; (b) any obligation which is a direct obligation of or guaranteed by any state of the U.S. or any subdivision thereof or any agency of any such state or subdivision, and which has the highest rating published by Moody's or Standard & Poor's; (c) any commercial paper issued by a U.S. obligor and rated at least P-1 by Moody's or A-1 by Standard & Poor's; (d) any money market investment instrument relying upon the credit and backing of any bank or trust company which is a member of the Federal Reserve System and which has a combined capital (including capital reserves to the extent not included in capital) and surplus and undivided profits of not less than $250,000,000 (including the Collateral Agent and its Affiliates if such requirements as to Federal Reserve System membership and combined capital and surplus and undivided profits are satisfied), including, without limitation, certificates of deposit, time and other interest-bearing deposits, bankers' acceptances, commercial paper, loan and mortgage participation certificates and documented discount notes accompanied by irrevocable letters of credit and money market fund investing solely in securities backed by the full faith and credit of the United States; or (e) repurchase agreements collateralized by any of the foregoing.

     "ISSUANCE  DATE"  means  the  date  of  initial  issuance  of  the  Initial
Securities.

     "LAW" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

     "LIBOR" has the meaning specified in the Reference Agency Agreement.

     "LIBOR ADVANCE" has the meaning provided in the Liquidity Facility.

     "LIEN" means any mortgage, pledge, lease, security interest, encumbrance, lien or charge of any kind affecting title to or any interest in property.

     "LIQUIDITY EVENT OF DEFAULT" has the meaning assigned to such term in the Liquidity Facility.

     "LIQUIDITY EXPENSES" means all Liquidity Obligations other than (i) the principal amount of any Drawings under the Liquidity Facility and (ii) any interest accrued on any Liquidity Obligations.

     "LIQUIDITY FACILITY" means, initially, the Revolving Credit Agreement dated as of the Issuance Date, between the Trustee and the initial Liquidity Provider, and from and after the replacement of such Revolving Credit Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "LIQUIDITY GUARANTEE" means the Guarantee Agreement, dated as of the date of the Original Indenture, providing for the guarantee by the Liquidity
Guarantor of the obligations of the Liquidity Provider under the Liquidity Facility.

     "LIQUIDITY GUARANTOR" means Morgan Stanley.

     "LIQUIDITY OBLIGATIONS" means all principal, interest, fees and other amounts owing to the Liquidity Provider under the Liquidity Facility or the Fee Letter.

     "LIQUIDITY PROVIDER" means Morgan Stanley Capital Services Inc., together with any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace any Liquidity Facility pursuant to Section 3.5(e) of the Indenture.

     "LIQUIDITY PROVIDER REIMBURSEMENT DATE" is defined in Section 3.6(d) of the Indenture.

     "LOANS" is defined in Section 3.2 of the Collateral Maintenance Agreement.

     "MATERIAL ADVERSE CHANGE" means, with respect to any person, any event, condition or circumstance that materially and adversely affects such person's business or consolidated financial condition, or its ability to observe or
perform  its  obligations,   liabilities  and  agreements  under  the  Operative
Documents.

     "MAXIMUM COLLATERAL RATIO" means 45%.

     "MAXIMUM SUBORDINATED COLLATERAL RATIO" means 67.5%.

     "MINIMUM ROTABLE RATIO" means 150%.

     "MINIMUM SUBORDINATED ROTABLE RATIO" means 100%.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MOVES" is defined in Section 3.2 of the Collateral Maintenance Agreement.

     "MSCS" has the meaning specified in the first paragraph of the Indenture.

     "NEW YORK UCC" is defined in Section 1.01 of the Security Agreement.

     "NONAPPRAISAL COMPLIANCE REPORT" means a report providing information relating to compliance by the Company with Section 3.2 of the Collateral Maintenance Agreement, which shall be substantially in the form of Appendix III to the Collateral Maintenance Agreement.

     "NON-CONTROLLING PARTY" means, at any time, the Securityholders, the Subordinated Securityholders, the Liquidity Provider and the Policy Provider, excluding whichever is the Controlling Party at such time.

     "NON-EXTENDED FACILITY" is defined in Section 3.5(d) of the Indenture.

     "NON-EXTENSION DRAWING" is defined in Section 3.5(d) of the Indenture.

     "NON-PERFORMANCE DRAWING" is defined in Section 3.6(c) of the Indenture.

     "NON-PERFORMANCE PAYMENT DATE" is defined in Section 3.6(c) of the Indenture.

     "NON-PERFORMING" means, with respect to any Security, a Payment Default existing thereunder (without giving effect to any Acceleration); PROVIDED, that, in the event of a bankruptcy proceeding under the Bankruptcy Code in which the Company is a debtor, any Payment Default existing at the commencement of such bankruptcy proceeding or during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code or as may apply for the cure of such Payment Default under
Section 1110(a)(2)(B) of the Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

     "NON-PERFORMING PERIOD" is defined in Section 3.6(c) of the Indenture.

     "NON-U.S. PERSON" means any Person other than a U.S. person, as defined in Regulation S.

     "NOTES" means the Securities and the Subordinated Securities.

     "NOTEHOLDER" means any holder of one or more Notes.

     "NOTICE OF AVOIDED PAYMENT" has the meaning assigned to such term in the Policy.

     "NOTICE FOR PAYMENT" means a Notice of Nonpayment as such term is defined in the Policy.

     "OBLIGATIONS" is defined in Section 2.01 of the Security Agreement.

     "OFFERING MEMO" means the Offering Memorandum, dated December 2, 2002, of the Company relating to the offering of the Securities.

     "OFFICER" means the Chairman of the Board, the President, any Vice President of any grade, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or the Controller of the Company.

     "OFFICERS'   CERTIFICATE"  means  a  certificate  signed  by  two  Officers satisfying the requirements of Sections 12.4 and 12.5 of the Indenture.

     "OPERATIVE DOCUMENTS" means the Indenture, the Collateral Agreements, the Collateral Maintenance Agreement and the Reference Agency Agreement.

     "OPINION OF COUNSEL" means a written opinion from the General Counsel of the Company, legal counsel to the Company or another legal counsel who is reasonably acceptable to the Trustee, which Opinion of Counsel shall comply with Sections 12.4 and 12.5 of the Indenture. The counsel may be an employee of the Company. The acceptance by the Trustee (without written objection to the Company during the fifteen (15) Business Days following receipt) of, or its action on, an opinion of counsel not specifically referred to above shall be sufficient evidence that such counsel is acceptable to the Trustee.

     "OUTSTANDING" or "OUTSTANDING" when used with respect to Notes or a Note, means all Notes theretofore authenticated and delivered under the Indenture, except:

          (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee in trust for the Holders of such Notes, PROVIDED that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made;

          (c) Notes for which payment has been deposited with the Trustee or any Paying Agent in trust pursuant to Article 9 of the Indenture (except to the extent provided therein); and

          (d) Notes  which have been paid,  or for which  other Notes shall have been authenticated and delivered in lieu thereof or in substitution therefor pursuant to the terms of Section 2.12 of the Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide purchasers in whose hands the Notes are valid obligations of the Company.

     A Note does not cease to be Outstanding because the Company or one of its Affiliates holds the Note; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite aggregate principal amount of Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or any other Operative Document, Section 2.13 of the Indenture shall be applicable.

     "ORIGINAL INDENTURE" has the meaning set forth in the introductory paragraph of the Indenture.

     "OUTSTANDING AMOUNT" is defined in Section 3.6(b) of the Indenture.

     "OVERDUE SCHEDULED PAYMENT" means any Payment of accrued interest on any Notes which is not in fact received by the Trustee (whether from the Company, the Liquidity Provider, the Policy Provider or otherwise) on or within five days after the Scheduled Payment Date relating thereto and which is not subsequently paid in connection with the redemption or final maturity of a Note.

     "PARTS INVENTORY REPORT" means, as of any date, a list identifying the Pledged Spare Parts by manufacturer's part number and brief description and stating the quantity of each such part included in the Pledged Spare Parts as of such specified date.

     "PAYING AGENT" has the meaning provided in Section 2.8 of the Indenture.

     "PAYMENT" means (i) any payment of principal of, interest on, or Premium, if any, or Break Amount, if any, with respect to the Notes from the Company,
(ii) any payment of interest on the Securities with funds drawn under the Liquidity Facility or from a Cash Collateral Account or (iii) any payment of interest on or principal of Securities with funds drawn under the Policy, or
(iv) any payment received or amount realized by the Trustee from the exercise of remedies after the occurrence of an Event of Default.

     "PAYMENT DEFAULT" means a Default referred to in Section 7.1(a) of the Indenture.

     "PAYMENT DUE RATE" means (a) the Debt Rate plus 2% or, if less, (b) the maximum rate permitted by applicable law.

     "PERMITTED DAYS" is defined in Section 2.1 of the Collateral Maintenance Agreement.

     "PERMITTED LESSEE" has the meaning provided in Section 3.6(b) of the Collateral Maintenance Agreement.

     "PERMITTED LIEN" means (a) the rights of Security Agent under the Operative Documents; (b) Liens attributable to Security Agent (both in its capacity as Security Agent and in its individual capacity); (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of
Section 3.6 of the Collateral Maintenance Agreement; (d) Liens for Taxes of the Company (and its U.S. federal tax law consolidated group), either not yet due or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Pledged Spare Parts or the interest of Security Agent therein or impair the Lien of the Security Agreement; (e) materialmen's, mechanics', workers', repairers', employees' or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Pledged Spare Parts or the interest of Security Agent therein or impair the Lien of the Security Agreement;
(f) Liens arising out of any judgment or award against the Company, so long as such judgment shall, within 60 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such 60 day period there is not as a result, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Pledged Spare Parts or the interest of Security Agent therein or any impairment of the Lien of the Security Agreement; (g) any other Lien with respect to which the Company shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Security Agent.

     "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, trustee, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "PLEDGED SPARE PARTS" has the meaning set forth in clause (1) of the first paragraph of Section 2.01 of the Security Agreement.

     "POLICY" means MBIA Insurance Corporation Financial Guaranty Insurance Policy No. 39753, issued as of the Closing Date, as amended, supplemented or otherwise modified from time to time in accordance with its respective terms.

     "POLICY ACCOUNT" means the Eligible Deposit Account established by the Trustee pursuant to Section 8.13(a) of the Indenture which the Trustee shall make deposits in and withdrawals from in accordance with the Indenture.

     "POLICY DRAWING" means any payment of a claim under the Policy.

     "POLICY ELECTION DISTRIBUTION DATE" is defined in Section 3.6(c) of the Indenture.

     "POLICY EXPENSES" means all amounts (including amounts in respect of premiums, fees, expenses or indemnities) due to the Policy Provider under the Policy Provider Agreement other than (i) any Policy Drawing, (ii) any interest accrued on any Policy Provider Obligations, and (iii) reimbursement of and interest on the Liquidity Obligations in respect of the Liquidity Facility paid by the Policy Provider to the Liquidity Provider; provided that if, at the time of determination, a Policy Provider Default exists, Policy Expenses shall not include any indemnity payments owed to the Policy Provider.

     "POLICY FEE LETTER" means the fee letter, dated as of the Closing Date, from the Policy Provider to the Company and acknowledged by the Trustee, setting forth the fees and premiums payable with respect to the Policy.

     "POLICY PROVIDER" means MBIA Insurance Corporation, a New York insurance company, and its successors and permitted assigns.

     "POLICY PROVIDER AGREEMENT" means the Insurance and Indemnity Agreement dated as of the Closing Date, among the Trustee, the Company and the Policy Provider, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "POLICY PROVIDER DEFAULT" shall mean the occurrence of any of the following events: (a) the Policy Provider fails to make a payment required under the Policy in accordance with its terms and such failure remains unremedied for two Business Days following the delivery of Written Notice of such failure to the Policy Provider or (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the New York Department of Insurance or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

     "POLICY PROVIDER ELECTION" is defined in Section 3.6(c) of the Indenture.

     "POLICY PROVIDER INTEREST OBLIGATIONS" means any interest on any Policy Drawing made to cover any shortfall attributable to any failure of the Liquidity Provider to honor any Interest Drawing in accordance with Section 2.02(e) of the Liquidity Facility in an amount equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made in accordance with Section 2.02(e) of the Liquidity Facility at the interest rate applicable to such Interest Drawing until such Policy Drawing has been repaid in full.

     "POLICY PROVIDER OBLIGATIONS" means all reimbursement and other amounts, including, without limitation, fees and indemnities (to the extent not included in Policy Expenses), due to the Policy Provider under the Policy Provider Agreement but shall not include any interest on Policy Drawings other than Policy Provider Interest Obligations.

     "PREMIUM" means, with respect to any Note redeemed pursuant to Article 4 of the Indenture, the following percentage of the principal amount of such Note:
(a) with respect to a Security, (i) if redeemed before the first anniversary of the Issuance Date, 1.5%; (ii) if redeemed on or after such first anniversary and before the second anniversary of the Issuance Date, 1.0%; and (iii) if redeemed on or after such second anniversary and before the third anniversary of the Issuance Date, 0.5%; and (b) with respect to a Subordinated Security, (i) if redeemed before the second anniversary of the Subordinated Issuance Date, 3.0%;
(ii) if redeemed on or after such second anniversary and before the third anniversary of the Subordinated Issuance Date, 2.0%; and (iii) if redeemed on or after such third anniversary and before the fourth anniversary of the Subordinated Issuance Date, 1.0%; PROVIDED that no Premium shall be payable in connection with a redemption made by the Company to satisfy the Maximum Collateral Ratio, Maximum Subordinated Collateral Ratio, Minimum Rotable Ratio or Minimum Subordinated Rotable Ratio requirement pursuant to Section 3.1 of the Collateral Maintenance Agreement.

     "PRIOR FUNDS" means, on any Distribution Date, any Drawing paid under the Liquidity Facility on such Distribution Date and any funds withdrawn from the Cash Collateral Account on such Distribution Date in respect of accrued interest on the Securities.

     "PROCEEDS   DEFICIENCY  DRAWING"  is  defined  in  Section  3.6(b)  of  the
Indenture.

     "PROPELLER" includes a part, appurtenance, and accessory of a propeller.

     "PROVIDER INCUMBENCY CERTIFICATE" is defined in Section 3.7(b) of the Indenture.

     "PROVIDER REPRESENTATIVES" is defined in Section 3.7(b) of the Indenture.

     "PURCHASE AGREEMENT" means the Purchase Agreement dated December 2, 2002 by and between the Initial Purchaser and the Company.

     "QIB" means a qualified institutional buyer as defined in Rule 144A.

     "QUALIFIED SPARE PARTS" has the meaning provided in clause (1) of the first paragraph in Section 2.01 of the Security Agreement.

     "RATING AGENCIES" means, collectively, at any time, and with respect to a Series of Notes, each nationally recognized rating agency which shall have been requested by the Company to rate such Series of Notes and which shall then be rating such Series of Notes. The initial Rating Agency will be Moody's, in the case of the Securities, and Moody's and Standard & Poor's, in the case of the Subordinated Securities.

     "RATINGS CONFIRMATION" means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies with respect to the applicable Series of Notes that such action would not result in (i) a reduction of the rating for such Series of Notes below the then current rating for such Series of Notes (such rating, in the case of the Securities, as determined without regard to the Policy) or (ii) a withdrawal or suspension of the rating of such Series of Notes.

     "RECORD DATE" means the fifteenth (15th) day preceding any Scheduled Interest Payment Date, whether or not a Business Day.

     "REDEMPTION DATE", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture and such Note.

     "REFERENCE AGENCY AGREEMENT" means the Reference Agency Agreement, dated as of the Issuance Date, among the Company, WTC, as the reference agent thereunder, and the Trustee.

     "REGISTER" has the meaning provided in Section 2.8 of the Indenture.

     "REGISTRAR" has the meaning provided in Section 2.8 of the Indenture.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of December 6, 2002, by and between the Company and the Initial Purchaser.

     "REGULATION S" means Regulation S under the Securities Act.

     "REGULATION S DEFINITIVE SECURITIES" is defined in Section 2.1(e) of the Indenture.

     "REGULATION S DEFINITIVE SUBORDINATED SECURITIES" is defined in Section 2A.1(e) of the Indenture.

     "REGULATION  S  GLOBAL  SECURITY"  is  defined  in  Section  2.1(d)  of the
Indenture.

     "REGULATION S GLOBAL SUBORDINATED SECURITY" is defined in Section 2A.1(d) of the Indenture.

     "RELEVANT DATE" is defined in Section 3.6(c) of the Indenture.

     "REPLACEMENT LIQUIDITY FACILITY" means an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies with respect to the Securities to confirm in writing their respective ratings then in effect for the Securities (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider), and be consented to by the Policy Provider, which consent shall not be unreasonably withheld or delayed, in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Securities (at the Capped Interest Rate, and without regard to expected future principal payments) on the eight Interest Payment Dates following the date of replacement of such Liquidity Facility (or if such date is an Interest Payment Date, on such day and the seven Interest Payment Dates following the date of replacement of such Liquidity Facility) and issued by a Person (or Persons) having unsecured short-term debt rating or issuer credit rating, as the case may be, issued by Moody's and Standard & Poor's which are equal to or higher than the Threshold Rating. Without limitation of the form that a Replacement Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Liquidity Facility for the Securities may have a stated expiration date earlier than 15 days after the Final Legal Maturity Date so long as such Replacement Liquidity Facility provides for a Non-Extension Drawing as contemplated by Section 3.5(d) of the Indenture.

     "REQUEST" means a written request for the action therein specified signed on behalf of the Company by any Officer and delivered to the Trustee. Each Request shall be accompanied by an Officers' Certificate if and to the extent required by Section 12.4 of the Indenture.

     "REQUIRED AMOUNT" means, for any day, the sum of the aggregate amount of interest, calculated at the Capped Interest Rate, that would be payable on the Securities on each of the eight successive Interest Payment Dates immediately following such day or, if such day is an Interest Payment Date, on such day and the succeeding seven Interest Payment Dates, in each case calculated on the basis of the outstanding principal amount of the Securities on such date and without regard to expected future payments of principal on the Securities.

     "REQUIRED HOLDERS" means from time to time the Holders of more than 50% in aggregate unpaid principal amount of the Securities then Outstanding.

     "REQUIRED SUBORDINATED HOLDERS" means from time to time the holders of more than 50% in aggregate unpaid principal amount of the Subordinated Securities then Outstanding.

     "RESPONSIBLE OFFICER" means (i) with respect to the Trustee, any officer in the corporate trust administration department of the Trustee or any other officer customarily performing functions similar to those performed by the Persons who at the time shall be such officers or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject, (ii) with respect to the Liquidity Provider, any authorized officer of the Liquidity Provider, and (iii) with respect to the Policy Provider, any authorized officer of the Policy Provider.

     "RESTRICTED DEFINITIVE SECURITIES" is defined in Section 2.1(e) of the Indenture.

     "RESTRICTED DEFINITIVE SUBORDINATED SECURITIES" is defined in Section 2A.1(e) of the Indenture.

     "RESTRICTED GLOBAL SECURITY" is defined in Section 2.1(c) of the Indenture.

     "RESTRICTED GLOBAL SUBORDINATED SECURITY" is defined in Section 2A.1(c) of the Indenture.

     "RESTRICTED LEGEND" is defined in Section 2.2 of the Indenture.

     "RESTRICTED PERIOD" is defined in Section 2.1(d) of the Indenture for purposes of the Securities and in Section 2A.1(d) for purposes of the Subordinated Securities.

     "RESTRICTED SECURITIES" are defined in Section 2.2 of the Indenture.

     "RESTRICTED SUBORDINATED SECURITIES" are defined in Section 2A.2 of the Indenture.

     "ROTABLE" means a Qualified Spare Part that wears over time and can be repeatedly restored to a serviceable condition over a period approximating the life of the flight equipment to which it relates.

     "ROTABLE RATIO" shall mean a percentage determined by dividing (i) the Fair Market Value of the Rotables, as set forth in the most recent Independent Appraiser's Certificate delivered by the Company pursuant to Article 2 of the Collateral Maintenance Agreement, as supplemented pursuant to Section 3.1 of the Collateral Maintenance Agreement, if applicable, by (ii) the aggregate principal amount of all Securities Outstanding minus the sum of the Cash Collateral held by the Collateral Agent.

     "RULE 144A" means Rule 144A under the Securities Act.

     "SALES" is defined in Section 3.2 of the Collateral Maintenance Agreement.

     "SCHEDULED INTEREST PAYMENT DATE" means each Interest Payment Date, without giving effect to the proviso to the definition of Interest Payment Date.

     "SCHEDULED PAYMENT DATE" means (i) with respect to any payment of interest, the Interest Payment Date applicable thereto, (ii) with respect to any payment of defaulted interest, the payment date established pursuant to Section 2.16,
(iii) with respect to amounts due on the redemption of any Note, the Redemption Date applicable thereto, and (iv) with respect to the final maturity of the Notes, December 6, 2007.

     "SEC" means the Securities and Exchange Commission and any government agency succeeding to its functions.

     "SECTION 1110" means Section 1110 of the Bankruptcy Code.

     "SECTION 1110 PERIOD" means the continuous period of (i) 60 days specified in Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period, if any, agreed to under Section 1110(b) of the Bankruptcy Code), plus (ii) an additional period, if any, commencing with the trustee or debtor-in-possession in such proceeding agreeing, with court approval, to perform its obligations under the Operative Documents within such 60 days (or longer period as agreed) and continuing until such time as such trustee or debtor-in-possession ceases to fully perform its obligations thereunder with the result that the period during which the Collateral Agent is prohibited from repossessing the collateral under any Collateral Agreement comes to an end.

     "SECURITIES" means the Initial Securities and the Exchange Securities.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

     "SECURITY AGENT" means the Trustee acting in the capacity of security agent on behalf of the Holders under the Security Agreement until a successor replaces it in accordance with the provisions of the Security Agreement and thereafter means the successor.

     "SECURITY AGREEMENT" means the Spare Parts Security Agreement dated as of the Issuance Date between the Company and the Security Agent.

     "SECURITYHOLDER" means any holder of one or more Securities.

     "SEMIANNUAL METHODOLOGY" means the Annual Methodology, excluding actions referred to in clauses (iii) and (iv) of the definition of Annual Methodology.

     "SEMIANNUAL VALUATION DATE" is defined in Section 2.2 of the Collateral Maintenance Agreement.

     "SERIES" means each of the Securities and the Subordinated Securities, considered as a separate class.

     "SERVICEABLE PARTS" means Pledged Spare Parts in condition satisfactory for incorporation in, installation on, attachment or appurtenance to or use in an Aircraft, Engine or other Qualified Spare Part.

     "SHELF REGISTRATION STATEMENT" means the shelf registration statement which may be required to be filed by the Company with the SEC pursuant to (i) with respect to Securities, the Registration Rights Agreement, other than an Exchange Offer Registration Statement, and (ii) with respect to Subordinated Securities, the Subordinated Securities Registration Rights Agreement, other than an Exchange Offer Registration Statement.

     "SPARE PART" means an accessory, appurtenance, or part of an Aircraft (except an Engine or Propeller), Engine (except a Propeller), Propeller, or Appliance, that is to be installed at a later time in an Aircraft, Engine, Propeller or Appliance.

     "SPARE PARTS COLLATERAL" has the meaning specified in Section 2.01 of the Security Agreement.

     "SPARE PARTS DOCUMENTS" has the meaning set forth in clause (6) of the first paragraph of Section 2.01 of the Security Agreement.

     "SPECIAL  DEFAULT"  means a Payment  Default  or a  Continental  Bankruptcy
Event.

     "SPECIAL RECORD DATE" has the meaning provided in Section 2.10 of the Indenture.

     "SPECIAL VALUATION DATE" is defined in Section 2.4 of the Collateral Maintenance Agreement.

     "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "STATED AMOUNT" means the Maximum Commitment (as defined in the Liquidity Facility).

     "STATED EXPIRATION DATE" is defined in Section 3.5(d) of the Indenture.

     "SUBORDINATED APPLICABLE MARGIN" means 7.50%.

     "SUBORDINATED CLOSING DATE" means the Subordinated Issuance Date.

     "SUBORDINATED COLLATERAL RATIO" shall mean a percentage determined by dividing (i) the aggregate principal amount of all Notes Outstanding minus the sum of the Cash Collateral held by the Collateral Agent by (ii) the Fair Market Value of all Collateral (excluding any Cash Collateral), as set forth in the most recent Independent Appraiser's Certificate delivered by the Company pursuant to Article 2 of the Collateral Maintenance Agreement, as supplemented pursuant to Section 3.1 of the Collateral Maintenance Agreement, if applicable.

     "SUBORDINATED DEBT RATE" means a rate per annum equal, in the case of the first Interest Period for the Subordinated Securities, to 8.78% and, in the case of any subsequent Interest Period, LIBOR for such Interest Period, as determined pursuant to the Reference Agency Agreement, plus the Subordinated Applicable Margin, PROVIDED that, solely in the event no Registration Event (as defined in the Subordinated Security Registration Rights Agreement) occurs on or prior to the 210th day after the Subordinated Closing Date, the Subordinated Debt Rate shall be increased by an additional margin equal to 0.50% per annum, from and including such 210th day to and excluding the earlier of (i) the date on which such Registration Event occurs and (ii) the date on which there ceases to be any Registrable Securities (as defined in the Subordinated Security Registration Rights Agreement)); or if the Shelf Registration Statement (as defined in the Subordinated Security Registration Rights Agreement) (if it is filed), after being declared effective by the SEC, ceases to be effective at any time during the period specified by Section 2(b)(B) of the Subordinated Security Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the Subordinated Debt Rate shall be increased by an additional margin equal to 0.50% per annum from and including the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective to and excluding the date on which the Shelf Registration Statement again becomes effective (or, if earlier, the end of the period specified by Section 2(b)(B) of the Subordinated Security Registration Rights Agreement), PROVIDED that the additional margin added to the Subordinated Debt Rate pursuant to the preceding proviso shall never exceed 0.50% at any time.

     "SUBORDINATED DOCUMENTS" means the Indenture, Amendment No. 1 to Collateral Maintenance Agreement, Amendment No. 1 to Reference Agency Agreement and Amendment No. 1 to Security Agreement.

     "SUBORDINATED ISSUANCE DATE" means the date of initial issuance of the Initial Subordinated Securities.

     "SUBORDINATED PAYMENT DUE RATE" means (a) the Subordinated Debt Rate plus 2% or, if less, (b) the maximum rate permitted by applicable law.

     "SUBORDINATED ROTABLE RATIO" shall mean a percentage determined by dividing
(i) the Fair Market Value of the Rotables, as set forth in the most recent Independent Appraiser's Certificate delivered by the Company pursuant to Article 2 of the Collateral Maintenance Agreement, as supplemented pursuant to Section
3.1 of the Collateral Maintenance Agreement, if applicable, by (ii) the aggregate principal amount of all Notes Outstanding minus the sum of the Cash Collateral held by the Collateral Agent.

     "SUBORDINATED SECURITIES" means the Initial Subordinated Securities and the Exchange Subordinated Securities.

     "SUBORDINATED SECURITY OFFERING MEMO" means the Offering Memorandum, dated May 2, 2003 of the Company relating to the offering of the Subordinated Securities.

     "SUBORDINATED SECURITY PROVISIONS" is defined in Section 4.1 of the Collateral Maintenance Agreement.

     "SUBORDINATED SECURITY PURCHASE AGREEMENT" means the Purchase Agreement, dated as of May 2, 2003, by and between the Initial Purchaser and the Company.

     "SUBORDINATED   SECURITY   REGISTRATION   RIGHTS   AGREEMENT"   means   the
Registration Rights Agreement dated as of the Subordinated Issuance Date, by and between the Company and the Initial Purchaser.

     "SUBORDINATED SECURITYHOLDER" means any holder of one or more Subordinated Securities.

     "SUCCESSOR COMPANY" is defined in Section 5.4(a)(i) of the Indenture.

     "SUPPLEMENTAL SECURITY AGREEMENT" means a supplement to the Security Agreement substantially in the form of Exhibit A to the Security Agreement.

     "SUPPORT DOCUMENTS" means the Liquidity Facility, the Policy, the Policy Provider Agreement and the Fee Letters.

     "TAX" and "TAXES" mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the United States of America or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

     "TERMINATION NOTICE" has the meaning assigned to such term in the Liquidity Facility.

     "THRESHOLD AMOUNT" means $2,000,000.

     "THRESHOLD RATING" means the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's; PROVIDED that so long as the initial Liquidity Provider is the Liquidity Provider, the Threshold Rating shall apply to the Liquidity Guarantor.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture; PROVIDED, HOWEVER, that in the event the TIA is amended after such date, "TIA" means, to the extent required by any such amendment, the TIA as so amended.

     "TRUST ACCOUNTS" is defined in Section 8.13(a) of the Indenture.

     "TRUST OFFICER" means any officer in the corporate trust department of the Trustee, or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "TRUSTEE" means the party named as such in the Indenture until a successor replaces it in accordance with the provisions of the Indenture and thereafter means the successor Trustee and if, at any time, there is more than one Trustee, "Trustee" as used with respect to the Notes of any Series shall mean the Trustee with respect to the Notes of that Series.

     "TRUSTEE INCUMBENCY CERTIFICATE" is defined in Section 3.7(a) of the Indenture.

     "TRUSTEE   PROVISIONS"   is  defined  in  Section  4.1  of  the  Collateral
Maintenance Agreement.

     "TRUSTEE REPRESENTATIVES" is defined in Section 3.7(a) of the Indenture.

     "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

     "UNAPPLIED PROVIDER ADVANCE" is defined in the Liquidity Facility.

     "UNSERVICEABLE PARTS" means Pledged Spare Parts that are not Serviceable Parts.

     "U.S." or "UNITED STATES" means the United States of America.

     "U.S. AIR CARRIER" means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo.

     "U.S. GOVERNMENT" means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

     "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the option of the issuer thereof.

     "U.S. PERSON" means any Person described in Section 7701(a)(30) of the Code.

     "VALUATION DATES" is defined in Section 2.4 of the Collateral Maintenance Agreement.

     "WARRANTIES" is defined in clause (2) of Section 2.01 of the Security Agreement.

     "WRITTEN NOTICE" means, from the Trustee, the Liquidity Provider or the Policy Provider, a written instrument executed by the Designated Representative of such Person. An invoice delivered by the Liquidity Provider pursuant to
Section 3.1 of the Indenture in accordance with its normal invoicing procedures shall constitute Written Notice under such Section.

     "WTC" has the meaning specified in the first paragraph of the Indenture.

SECTION 2. RULES OF CONSTRUCTION. Unless the context otherwise requires, the following rules of construction shall apply for all purposes of the Operative Documents (including this appendix) and of such agreements as may incorporate this appendix by reference.

          (a) In each Operative Document, unless otherwise expressly provided, a reference to:

     (i) each of the Company, the Trustee, the Collateral Agent, the Security Agent or any other person includes, without prejudice to the provisions of any Operative Document, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

     (ii) words importing the plural include the singular and words importing the singular include the plural;

     (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Document, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Documents, and any agreement, instrument or document entered into in substitution or replacement therefor;

     (iv) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

     (v) the words "Agreement", "this Agreement", "hereby", "herein", "hereto", "hereof" and "hereunder" and words of similar import when used in any Operative Document refer to such Operative Document as a whole and not to any particular provision of such Operative Document;

     (vi) the words "including", "including, without limitation", "including, but not limited to", and terms or phrases of similar import when used in any Operative Document, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

     (vii) a"Section", an "Exhibit", an "Annex", an "Appendix" or a "Schedule" in any Operative Document, or in any annex thereto, is a reference to a section of, or an exhibit, an annex, an appendix or a schedule to, such Operative Document or such annex, respectively.

          (b) Each exhibit, annex, appendix and schedule to each Operative Document is incorporated in, and shall be deemed to be a part of, such Operative Document.

          (c) Unless otherwise  defined or specified in any Operative  Document,
all   accounting   terms  therein   shall  be  construed   and  all   accounting
determinations thereunder shall be made in accordance with GAAP.

          (d) Headings used in any Operative Document are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Document.

          (e) For purposes of each Operative Document, the occurrence and continuance of a Default or Event of Default referred to in Section 7.1(d), (e) or (f) of the Indenture shall not be deemed to prohibit the Company from taking any action or exercising any right that is conditioned on no Special Default, Default or Event of Default having occurred and be continuing if such Special Default, Default or Event of Default consists of the institution of reorganization proceedings with respect to the Company under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have agreed to perform its obligations under the Operative Documents with the approval of the applicable court and thereafter shall have continued to perform such obligations in accordance with Section 1110.